Exhibit 99.17(a)

PROXY CARD

VAN WAGONER GROWTH OPPORTUNITIES FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST [22], 2008

The undersigned, revoking prior proxies, hereby appoints Susan Freund as attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Van Wagoner Growth Opportunities Fund (the “Fund”), a series of Van Wagoner Funds, Inc. (the “Company”), to be held at 3 Embarcadero Center, Suite 1120, San Francisco, California 94111, on August [22], 2008, at 10:00 a.m., local time, or at any adjournment thereof, upon the proposal described in the Notice of Special Meeting and accompanying Proxy Statement and Prospectus, which have been received by the undersigned.

This proxy is solicited on behalf of the Company’s Board of Directors, and the proposal (set forth on the reverse side of this proxy card) has been proposed by the Board of Directors.

When properly executed, this proxy will be voted as indicated on the reverse side or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

[ADDRESS LINE 1] [ADDRESS LINE 2] [ADDRESS LINE 3]

Note: Please sign this proxy exactly as your name or names appear hereon.  Each joint owner should sign.  Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

[ADDRESS LINE 4]
[ADDRESS LINE 5]
[ADDRESS LINE 6]
[ADDRESS LINE 7]
	Signature	Date

	Signature (if held jointly)	Date

Title if a corporation, partnership or other entity

FOLD HERE

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.  THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Internet:

Log on to www.myproxyonline.com. Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number and check digit found in the box at the right at the time you execute your vote.

Control Number:

2. Touchtone Phone:	Simply dial toll-free 1-866-458-9856 and follow the automated instructions. Please have this proxy card available at the time of the call.	Check Digit:

3. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

TAGID: “TAG ID”	CUSIP: “CUSIP”

PROXY CARD

VAN WAGONER GROWTH OPPORTUNITIES FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST [22], 2008

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example: ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, AND THE PROPOSAL BELOW HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS.

PROPOSAL:

1.                                       To approve a Plan of Reorganization and Termination between Growth Opportunities Fund and Emerging Growth Fund, each a series of Van Wagoner Funds, Inc., and the transactions contemplated thereby, including: (a) the transfer of all the assets of Growth Opportunities Fund to, and the assumption of all the liabilities of Growth Opportunities Fund by, Emerging Growth Fund in exchange solely for shares of Emerging Growth Fund; (b) the distribution of those Emerging Growth Fund shares pro rata to shareholders of the Growth Opportunities Fund; and (c) the termination of Growth Opportunities Fund shortly afterwards.

FOR	AGAINST	ABSTAIN

☐	☐	☐

“Scanner Bar Code”

TAG ID:	CUSIP: